EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form (S-3 No. 333-00000) and related Prospectus of Cornerstone Realty Income Trust, Inc. for the registration of 5,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 25, 1999, with respect to the consolidated financial statements and schedule of Cornerstone Realty Income Trust, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                              /s/ Ernst & Young LLP
                                              ----------------------
                                                  Ernst & Young LLP


Richmond, VA
April 7, 1999